Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Fourth Quarter and Year Ended December 31, 2018

MECHANICSBURG, PENNSYLVANIA — February 21, 2019 — Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM) today announced results for its fourth quarter and year ended December 31, 2018.

For the fourth quarter ended December 31, 2018, net operating revenues increased 15.6% to $1,264.7 million, compared to $1,094.2 million for the same quarter, prior year. Income from operations increased 15.6% to $88.3 million for the fourth quarter ended December 31, 2018, compared to $76.4 million for the same quarter, prior year. Net income was $29.7 million for the fourth quarter ended December 31, 2018, compared to $121.1 million for the same quarter, prior year. For the fourth quarter ended December 31, 2018, net income included pre-tax losses on early retirement of debt of $3.9 million. For the fourth quarter ended December 31, 2017, net income included pre-tax U.S. HealthWorks acquisition costs of $2.8 million and an income tax benefit of $71.5 million resulting from the federal tax reform legislation enacted on December 22, 2017. Adjusted EBITDA increased 18.0% to $147.1 million for the fourth quarter ended December 31, 2018, compared to $124.6 million for the same quarter, prior year. Earnings per common share was $0.18 on a fully diluted basis for the fourth quarter ended December 31, 2018, compared to $0.75 for the same quarter, prior year. Adjusted earnings per common share was $0.20 on a fully diluted basis for the fourth quarter ended December 31, 2018, compared to $0.32 for the same quarter, prior year. For the fourth quarter ended December 31, 2018, adjusted earnings per common share excluded the pre-tax losses on early retirement of debt and their related tax effects. For the fourth quarter ended December 31, 2017, adjusted earnings per common share excluded the U.S. HealthWorks acquisition costs and its related tax effects as well as the income tax benefit resulting from the federal tax reform legislation. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the year ended December 31, 2018, net operating revenues increased 16.4% to $5,081.3 million, compared to $4,365.2 million for the prior year. Income from operations increased 17.3% to $417.3 million for the year ended December 31, 2018, compared to $355.9 million for the prior year. Net income was $176.9 million for the year ended December 31, 2018, compared to $220.6 million for the prior year. For the year ended December 31, 2018, net income included pre-tax losses on early retirement of debt of $14.2 million, pre-tax non-operating gains of $9.0 million, and pre-tax U.S. HealthWorks acquisition costs of $2.9 million. For the year ended December 31, 2017, net income included a pre-tax loss on early retirement of debt of $19.7 million, pre-tax U.S. HealthWorks acquisition costs of $2.8 million, and an income tax benefit of $71.5 million resulting from the federal tax reform legislation enacted on December 22, 2017. Adjusted EBITDA increased 19.9% to $645.2 million for the year ended December 31, 2018, compared to $538.0 million for the prior year. Earnings per common share was $1.02 on a fully diluted basis for the year ended December 31, 2018, compared to $1.33 for the prior year. Adjusted earnings per common share was $1.03 on a fully diluted basis for the year ended

December 31, 2018, compared to $0.98 for the prior year. For the year ended December 31, 2018, adjusted earnings per common share excluded the losses on early retirement of debt, non-operating gains, U.S. HealthWorks acquisition costs, and their related tax effects. For the year ended December 31, 2017, adjusted earnings per common share excluded the loss on early retirement of debt, U.S. HealthWorks acquisition costs, and their related tax effects, as well as the income tax benefit resulting from the federal tax reform legislation. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals (previously referred to as long term acute care hospitals), rehabilitation hospitals (previously referred to as inpatient rehabilitation facilities), outpatient rehabilitation clinics, and occupational health centers in the United States based on the number of facilities. Our reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of December 31, 2018, Select Medical operated 96 critical illness recovery hospitals in 27 states, 26 rehabilitation hospitals in 11 states, and 1,662 outpatient rehabilitation clinics in 37 states and the District of Columbia. Select Medical’s joint venture subsidiary Concentra operated 524 occupational health centers in 41 states. Concentra also provides contract services at employer worksites and Department of Veterans Affairs community-based outpatient clinics. At December 31, 2018, Select Medical had operations in 47 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Critical Illness Recovery Hospital Segment

For the fourth quarter ended December 31, 2018, net operating revenues for the critical illness recovery hospital segment (previously referred to as the long term acute care segment) increased 0.6% to $426.3 million, compared to $423.8 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $56.0 million for the fourth quarter ended December 31, 2018, compared to $58.4 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 13.1% for the fourth quarter ended December 31, 2018, compared to 13.8% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2018 and 2017.

For the year ended December 31, 2018, net operating revenues for the critical illness recovery hospital segment increased 1.7% to $1,753.6 million, compared to $1,725.0 million for the  prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $243.0 million for the year ended December 31, 2018, compared to $252.7 million for the prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 13.9% for the year ended December 31, 2018, compared to 14.6% for the prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for both the years ended December 31, 2018 and 2017.

Rehabilitation Hospital Segment

For the fourth quarter ended December 31, 2018, net operating revenues for the rehabilitation hospital segment (previously referred to as the inpatient rehabilitation segment) increased 7.9% to $182.1 million, compared to $168.8 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 2.2% to $28.6 million for the fourth quarter ended December 31, 2018, compared to $28.0 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 15.7% for the fourth quarter ended December 31, 2018, compared to 16.6% for the same quarter, prior year. The Adjusted EBITDA results for the rehabilitation hospital segment include start-up losses of approximately $0.9 million for the fourth quarter ended December 31, 2018, compared to approximately $3.0 million for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2018 and 2017.

For the year ended December 31, 2018, net operating revenues for the rehabilitation hospital segment increased 13.7% to $707.5 million, compared to $622.5 million for the prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 21.0% to $108.9 million for the year ended December 31, 2018, compared to $90.0 million for the prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 15.4% for the year ended December 31, 2018, compared to 14.5% for the prior year. The Adjusted EBITDA results for the rehabilitation hospital segment include start-up losses of approximately $4.7 million for the year ended December 31, 2018, compared to approximately $7.5 million for the prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for both the years ended December 31, 2018 and 2017.

Outpatient Rehabilitation Segment

For the fourth quarter ended December 31, 2018, net operating revenues for the outpatient rehabilitation segment increased 8.0% to $272.0 million, compared to $251.8 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 16.8% to $35.0 million for the fourth quarter ended December 31, 2018, compared to $30.0 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 12.9% for the fourth quarter ended December 31, 2018, compared to 11.9% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2018 and 2017.

For the year ended December 31, 2018, net operating revenues for the outpatient rehabilitation segment increased 5.8% to $1,062.5 million, compared to $1,003.8 million for the prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 7.1% to $142.0 million for the year ended December 31, 2018, compared to $132.5 million for the prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 13.4% for the year ended December 31, 2018, compared to 13.2% for the prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for both the years ended December 31, 2018 and 2017.

Concentra Segment

The financial results of the Concentra segment include U.S. HealthWorks beginning February 1, 2018.

For the fourth quarter ended December 31, 2018, net operating revenues for the Concentra segment increased 53.8% to $384.3 million, compared to $249.9 million for the same quarter, prior year. For the fourth quarter ended December 31, 2018, U.S. HealthWorks contributed net operating revenues of $126.1 million. Adjusted EBITDA for the Concentra segment increased 65.7% to $52.9 million for the fourth quarter ended December 31, 2018, compared to $31.9 million for the same quarter, prior year. The Adjusted EBITDA margin for the Concentra segment was 13.8% for the fourth quarter ended December 31, 2018, compared to 12.8% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2018 and 2017.

For the year ended December 31, 2018, net operating revenues for the Concentra segment increased 53.7% to $1,557.7 million, compared to $1,013.2 million for the prior year. For the year ended December 31, 2018, U.S. HealthWorks contributed net operating revenues of $488.8 million. Adjusted EBITDA for the Concentra segment increased 59.9% to $252.0 million for the year ended December 31, 2018, compared to $157.6 million for the prior year.  The Adjusted EBITDA margin for the Concentra segment was 16.2% for the year ended December 31, 2018, compared to 15.6% for the prior year. Certain Concentra key statistics are presented in table VIII of this release for both the years ended December 31, 2018 and 2017.

Stock Repurchase Program

Select Medical did not repurchase shares under its authorized $500.0 million stock repurchase program during the fourth quarter ended December 31, 2018. The program has been extended until December 31, 2019, and will remain in effect until then, unless further extended or earlier terminated by the board of directors. Since the inception of the program through December 31, 2018, Select Medical has repurchased 35,924,128 shares at a cost of approximately $314.7 million, or $8.76 per share, which includes transaction costs.

Business Outlook

Select Medical reaffirms its 2019 business outlook, provided most recently in its January 4, 2019 press release, for net operating revenues, Adjusted EBITDA and fully diluted earnings per common share. Select Medical continues to expect consolidated net operating revenues for the full year 2019 to be in the range of $5.2 billion to $5.4 billion. Select Medical continues to expect Adjusted EBITDA for the full year 2019 to be in the range of $660.0 million to $700.0 million.  Select Medical continues to expect fully diluted earnings per common share for the full year 2019 to be in the range of $0.97 to $1.13.

Conference Call

Select Medical will host a conference call regarding its results for the fourth quarter and full year ended December 31, 2018, as well as its business outlook, on Friday, February 22, 2019, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 5375975. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 11:59pm ET, March 1, 2019. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The conference ID for the replay will be 5375975. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

*   *   *   *   *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•                         changes in government reimbursement for our services and/or new payment policies may result in a reduction in net operating revenues, an increase in costs, and a reduction in profitability;

•                     the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•                     the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•                     a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•                     acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•                     our plans and expectations related to our acquisitions, including the acquisition of U.S. HealthWorks by Concentra, and our ability to realize anticipated synergies;

•                     private third-party payors for our services may adopt payment policies that could limit our future net operating revenues and profitability;

•                     the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•                     shortages in qualified nurses, therapists, physicians, or other licensed providers could increase our operating costs significantly or limit our ability to staff our facilities;

•                     competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•                     the loss of key members of our management team could significantly disrupt our operations;

•                     the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•                     a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•                     other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the annual report on Form 10-K for the year ended December 31, 2018.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I.  Condensed Consolidated Statements of Operations

For the Three Months Ended December 31, 2017 and 2018

(In thousands, except per share amounts, unaudited)

	2017(1)	2018	% Change
Net operating revenues	$1,094,249	$1,264,683	15.6%

Costs and expenses:
Cost of services	946,898	1,093,450	15.5
General and administrative	30,632	30,317	(1.0)
Depreciation and amortization	40,367	52,633	30.4

Income from operations	76,352	88,283	15.6

Loss on early retirement of debt	—	(3,900)	N/M
Equity in earnings of unconsolidated subsidiaries	5,436	6,991	28.6
Interest expense	(38,507)	(50,502)	31.2

Income before income taxes	43,281	40,872	(5.6)

Income tax expense (benefit)	(77,777)	11,150	N/M

Net income	121,058	29,722	N/M

Less: Net income attributable to non-controlling interests	20,261	5,049	N/M

Net income attributable to Select Medical	$100,797	$24,673	N/M

Diluted earnings per common share:(2)	$0.75	$0.18

(1)                                 For the three months ended December 31, 2017, the financial results were retrospectively conformed to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

(2)           Refer to table III for calculation of earnings per common share.

N/M — Not Meaningful

II.  Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2017 and 2018

(In thousands, except per share amounts, unaudited)

	2017(1)	2018	% Change
Net operating revenues	$4,365,245	$5,081,258	16.4%

Costs and expenses:
Cost of services	3,735,309	4,341,056	16.2
General and administrative	114,047	121,268	6.3
Depreciation and amortization	160,011	201,655	26.0

Income from operations	355,878	417,279	17.3

Loss on early retirement of debt	(19,719)	(14,155)	N/M
Equity in earnings of unconsolidated subsidiaries	21,054	21,905	4.0
Non-operating gain (loss)	(49)	9,016	N/M
Interest expense	(154,703)	(198,493)	28.3

Income before income taxes	202,461	235,552	16.3

Income tax expense (benefit)	(18,184)	58,610	N/M

Net income	220,645	176,942	N/M

Less: Net income attributable to non-controlling interests	43,461	39,102	N/M

Net income attributable to Select Medical	$177,184	$137,840	N/M

Diluted earnings per common share:(2)	$1.33	$1.02

(1)                                 For the year ended December 31, 2017, the financial results were retrospectively conformed to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

(2)           Refer to table III for calculation of earnings per common share.

N/M — Not Meaningful

III.  Earnings per Share

For the Three Months and Years Ended December 31, 2017 and 2018

(In thousands, except per share amounts, unaudited)

The Company’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), the Company applies the two-class method because the Company’s unvested restricted stock awards are participating securities which are entitled to participate equally with the Company’s common stock in undistributed earnings.

The following table sets forth the net income attributable to the Company, its common shares outstanding, and its participating securities outstanding for the three months and years ended December 31, 2017 and 2018:

	Diluted EPS
	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018
Net income	$121,058	$29,722	$220,645	$176,942
Less: net income attributable to non-controlling interests	20,261	5,049	43,461	39,102
Net income attributable to the Company	100,797	24,673	177,184	137,840
Less: net income attributable to participating securities	3,344	817	5,751	4,548
Net income attributable to common shares	$97,453	$23,856	$171,433	$133,292

The following tables set forth the computation of EPS under the two-class method for the three months and years ended December 31, 2017 and 2018:

	Three Months Ended December 31,
	2017			2018
	Net Income Allocation	Shares(1)	Diluted EPS	Net Income Allocation	Shares(1)	Diluted EPS
Common shares	$97,453	129,731	$0.75	$23,856	130,820	$0.18
Participating securities	3,344	4,452	$0.75	817	4,480	$0.18
Total Company	$100,797			$24,673

	Year Ended December 31,
	2017			2018
	Net Income Allocation	Shares(1)	Diluted EPS	Net Income Allocation	Shares(1)	Diluted EPS
Common shares	$171,433	129,126	$1.33	$133,292	130,256	$1.02
Participating securities	5,751	4,332	$1.33	4,548	4,444	$1.02
Total Company	$177,184			$137,840

(1)                                 Represents the weighted average share count outstanding during the period.

IV.  Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2017	December 31, 2018
Assets
Current Assets:
Cash	$122,549	$175,178
Accounts receivable	691,732	706,676
Other current assets	106,545	110,670
Total Current Assets	920,826	992,524
Property and equipment, net	912,591	979,810
Goodwill	2,782,812	3,320,726
Identifiable intangible assets, net	326,519	437,693
Other assets	184,418	233,512
Total Assets	$5,127,166	$5,964,265
Liabilities and Equity
Current Liabilities:
Payables and accruals	$583,216	$661,321
Current portion of long-term debt and notes payable	22,187	43,865
Total Current Liabilities	605,403	705,186
Long-term debt, net of current portion	2,677,715	3,249,516
Non-current deferred tax liability	124,917	153,895
Other non-current liabilities	145,709	158,940
Total Liabilities	3,553,744	4,267,537
Redeemable non-controlling interests	640,818	780,488
Total equity	932,604	916,240
Total Liabilities and Equity	$5,127,166	$5,964,265

V.  Condensed Consolidated Statements of Cash Flows

For the Three Months Ended December 31, 2017 and 2018

(In thousands, unaudited)

	2017	2018
Operating activities
Net income	$121,058	$29,722
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	5,464	4,987
Depreciation and amortization	40,367	52,633
Provision for bad debts	219	270
Equity in earnings of unconsolidated subsidiaries	(5,436)	(6,991)
Loss on extinguishment of debt	—	2,515
Gain on sale of assets and businesses	(850)	(39)
Stock compensation expense	5,057	6,151
Amortization of debt discount, premium and issuance costs	2,584	3,267
Deferred income taxes	(66,198)	9,309
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	24,475	31,080
Other current assets	4,274	6,122
Other assets	(2,293)	3,029
Accounts payable and accrued expenses	(20,562)	(28,838)
Net cash provided by operating activities	108,159	113,217
Investing activities
Business combinations, net of cash acquired	(8,019)	(3,876)
Purchases of property and equipment	(59,443)	(46,242)
Investment in businesses	(1,308)	(546)
Proceeds from sale of assets and businesses	45,795	69
Net cash used in investing activities	(22,975)	(50,595)
Financing activities
Borrowings on revolving facilities	165,000	175,000
Payments on revolving facilities	(255,000)	(220,000)
Payments on term loans	(2,875)	(2,875)
Debt issuance costs	—	(387)
Borrowings of other debt	19,050	12,084
Principal payments on other debt	(5,535)	(7,271)
Repurchase of common stock	(1,150)	(1,197)
Proceeds from exercise of stock options	383	89
Increase in overdrafts	10,540	1,792
Proceeds from issuance of non-controlling interests	996	—
Distributions to non-controlling interests	(1,344)	(5,092)
Net cash used in financing activities	(69,935)	(47,857)
Net increase in cash and cash equivalents	15,249	14,765
Cash and cash equivalents at beginning of period	107,300	160,413
Cash and cash equivalents at end of period	$122,549	$175,178
Supplemental information
Cash paid for interest	$47,815	$59,028
Cash paid for taxes	$18,438	$7,693

VI.  Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2017 and 2018

(In thousands, unaudited)

	2017	2018
Operating activities
Net income	$220,645	$176,942
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	20,006	15,721
Depreciation and amortization	160,011	201,655
Provision for bad debts	1,133	(103)
Equity in earnings of unconsolidated subsidiaries	(21,054)	(21,905)
Loss on extinguishment of debt	6,527	2,999
Gain on sale of assets and businesses	(10,349)	(9,168)
Stock compensation expense	19,284	23,326
Amortization of debt discount, premium and issuance costs	11,130	13,112
Deferred income taxes	(72,324)	7,217
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(118,833)	54,575
Other current assets	1,597	(4,152)
Other assets	(886)	7,857
Accounts payable and accrued expenses	21,244	26,118
Net cash provided by operating activities	238,131	494,194
Investing activities
Business combinations, net of cash acquired	(27,390)	(523,134)
Purchases of property and equipment	(233,243)	(167,281)
Investment in businesses	(12,682)	(13,482)
Proceeds from sale of assets and businesses	80,350	6,760
Net cash used in investing activities	(192,965)	(697,137)
Financing activities
Borrowings on revolving facilities	970,000	595,000
Payments on revolving facilities	(960,000)	(805,000)
Proceeds from term loans	1,139,487	779,823
Payments on term loans	(1,179,442)	(11,500)
Debt issuance costs	(4,392)	(1,639)
Borrowings of other debt	46,621	42,218
Principal payments on other debt	(20,647)	(25,242)
Repurchase of common stock	(4,753)	(6,837)
Proceeds from exercise of stock options	2,017	1,722
Decrease in overdrafts	(9,899)	(4,380)
Proceeds from issuance of non-controlling interests	9,982	2,926
Distributions to and purchases of non-controlling interests	(10,620)	(311,519)
Net cash provided by (used in) financing activities	(21,646)	255,572
Net increase in cash and cash equivalents	23,520	52,629
Cash and cash equivalents at beginning of period	99,029	122,549
Cash and cash equivalents at end of period	$122,549	$175,178
Supplemental information
Cash paid for interest	$149,156	$193,406
Cash paid for taxes	$64,991	$48,153
Non-cash equity exchange for acquisition of U.S. HealthWorks	$—	$238,000

VII.  Key Statistics
For the Three Months Ended December 31, 2017 and 2018

(unaudited)

	2017(f)	2018	% Change
Critical Illness Recovery Hospital(a)
Number of hospitals — end of period(b)	100	96
Net operating revenues (,000)	$423,771	$426,348	0.6%
Number of patient days(c)	248,760	246,505	(0.9)%
Number of admissions(c)	8,913	8,869	(0.5)%
Net revenue per patient day(c)(d)	$1,691	$1,717	1.5%
Adjusted EBITDA (,000)	$58,426	$56,026	(4.1)%
Adjusted EBITDA margin	13.8%	13.1%
Rehabilitation Hospital(a)
Number of hospitals — end of period(b)	24	26
Net operating revenues (,000)	$168,767	$182,086	7.9%
Number of patient days(c)	73,887	81,931	10.9%
Number of admissions(c)	5,079	5,594	10.1%
Net revenue per patient day(c)(d)	$1,639	$1,610	(1.8)%
Adjusted EBITDA (,000)	$28,003	$28,613	2.2%
Adjusted EBITDA margin	16.6%	15.7%
Outpatient Rehabilitation
Number of clinics — end of period(b)	1,616	1,662
Net operating revenues (,000)	$251,831	$271,996	8.0%
Number of visits(c)	2,063,773	2,104,436	2.0%
Revenue per visit(c)(e)	$102	$103	1.0%
Adjusted EBITDA (,000)	$29,958	$35,002	16.8%
Adjusted EBITDA margin	11.9%	12.9%
Concentra
Number of centers — end of period(b)	312	524
Net operating revenues (,000)	$249,867	$384,253	53.8%
Number of visits(c)	1,860,957	2,821,928	51.6%
Revenue per visit(c)(e)	$117	$124	6.0%
Adjusted EBITDA (,000)	$31,905	$52,858	65.7%
Adjusted EBITDA margin	12.8%	13.8%

(a)                                 The critical illness recovery hospital segment was previously referred to as the long term acute care segment. The rehabilitation hospital segment was previously referred to as the inpatient rehabilitation segment.

(b)                                 Includes managed locations.

(c)                                  Excludes managed locations. For purposes of our Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(d)                                 Net revenue per patient day is calculated by dividing direct patient service revenues by the total number of patient days.

(e)                                  Net revenue per visit is calculated by dividing direct patient service revenue by the total number of visits.  For purposes of this computation for our outpatient rehabilitation segment, direct patient service revenue does not include managed clinics. For purposes of this computation for our Concentra segment, direct patient service revenue does not include onsite clinics and community-based outpatient clinics.

(f)                                   For the three months ended December 31, 2017,  the financial results have been recast to conform to the current segment reporting structure and to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

VIII.  Key Statistics
For the Years Ended December 31, 2017 and 2018

(unaudited)

	2017(f)	2018	% Change
Critical Illness Recovery Hospital(a)
Number of hospitals — end of period(b)	100	96
Net operating revenues (,000)	$1,725,022	$1,753,584	1.7%
Number of patient days(c)	1,003,161	1,012,368	0.9%
Number of admissions(c)	35,793	36,474	1.9%
Net revenue per patient day(c)(d)	$1,704	$1,716	0.7%
Adjusted EBITDA (,000)	$252,679	$243,015	(3.8)%
Adjusted EBITDA margin	14.6%	13.9%
Rehabilitation Hospital(a)
Number of hospitals — end of period(b)	24	26
Net operating revenues (,000)	$622,469	$707,514	13.7%
Number of patient days(c)	269,905	315,468	16.9%
Number of admissions(c)	18,841	21,813	15.8%
Net revenue per patient day(c)(d)	$1,577	$1,606	1.8%
Adjusted EBITDA (,000)	$90,041	$108,927	21.0%
Adjusted EBITDA margin	14.5%	15.4%
Outpatient Rehabilitation
Number of clinics — end of period(b)	1,616	1,662
Net operating revenues (,000)	$1,003,830	$1,062,487	5.8%
Number of visits(c)	8,232,536	8,356,018	1.5%
Revenue per visit(c)(e)	$101	$103	2.0%
Adjusted EBITDA (,000)	$132,533	$142,005	7.1%
Adjusted EBITDA margin	13.2%	13.4%
Concentra
Number of centers — end of period(b)	312	524
Net operating revenues (,000)	$1,013,224	$1,557,673	53.7%
Number of visits(c)	7,709,508	11,426,940	48.2%
Revenue per visit(c)(e)	$115	$124	7.8%
Adjusted EBITDA (,000)	$157,561	$251,977	59.9%
Adjusted EBITDA margin	15.6%	16.2%

(a)                                 The critical illness recovery hospital segment was previously referred to as the long term acute care segment. The rehabilitation hospital segment was previously referred to as the inpatient rehabilitation segment.

(b)                                 Includes managed locations.

(c)                                  Excludes managed locations. For purposes of our Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(d)                                 Net revenue per patient day is calculated by dividing direct patient service revenues by the total number of patient days.

(e)                                  Net revenue per visit is calculated by dividing direct patient service revenue by the total number of visits.  For purposes of this computation for our outpatient rehabilitation segment, direct patient service revenue does not include managed clinics. For purposes of this computation for our Concentra segment, direct patient service revenue does not include onsite clinics and community-based outpatient clinics.

(f)                                   For the year ended December 31, 2017, the financial results have been recast to conform to the current segment reporting structure and to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

IX.  Net Income to Adjusted EBITDA Reconciliation

For the Three Months and Years Ended December 31, 2017 and 2018

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used to evaluate financial performance and determine resource allocation for each of Select Medical’s operating segments. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, acquisition costs associated with U.S. HealthWorks, non-operating gain (loss), and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018
Net income	$121,058	$29,722	$220,645	$176,942
Income tax expense (benefit)	(77,777)	11,150	(18,184)	58,610
Interest expense	38,507	50,502	154,703	198,493
Non-operating loss (gain)	—	—	49	(9,016)
Equity in earnings of unconsolidated subsidiaries	(5,436)	(6,991)	(21,054)	(21,905)
Loss on early retirement of debt	—	3,900	19,719	14,155
Income from operations	76,352	88,283	355,878	417,279
Stock compensation expense:
Included in general and administrative	4,103	4,884	15,706	17,604
Included in cost of services	954	1,267	3,578	5,722
Depreciation and amortization	40,367	52,633	160,011	201,655
U.S. HealthWorks acquisition costs	2,819	—	2,819	2,895
Adjusted EBITDA	$124,595	$147,067	$537,992	$645,155

Critical illness recovery hospital(a)	$58,426	$56,026	$252,679	$243,015
Rehabilitation hospital(a)	28,003	28,613	90,041	108,927
Outpatient rehabilitation	29,958	35,002	132,533	142,005
Concentra	31,905	52,858	157,561	251,977
Other(b)	(23,697)	(25,432)	(94,822)	(100,769)
Adjusted EBITDA	$124,595	$147,067	$537,992	$645,155

(a)                                 The critical illness recovery hospital segment was previously referred to as the long term acute care segment. The rehabilitation hospital segment was previously referred to as the inpatient rehabilitation segment.

(b)                                 Other primarily includes general and administrative costs.

X.  Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three Months and Years Ended December 31, 2017 and 2018

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP.  Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of our ongoing operations and provide better comparability of our results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended December 31,
	2017	Per Share(a)	2018	Per Share(a)
Net income attributable to common shares(a)	$97,453	$0.75	$23,856	$0.18

Adjustments:(b)
Income tax benefit resulting from tax reform legislation	(57,666)	(0.44)	—	—
Loss on early retirement of debt	—	—	2,284	0.02
U.S. HealthWorks acquisition costs	1,353	0.01	—	—
Adjusted net income attributable to common shares	$41,140	$0.32	$26,140	$0.20

	Year Ended December 31,
	2017	Per Share(a)	2018	Per Share(a)
Net income attributable to common shares(a)	$171,433	$1.33	$133,292	$1.02

Adjustments:(b)
Income tax benefit resulting from tax reform legislation	(57,709)	(0.45)	—	—
Loss on early retirement of debt	11,536	0.09	6,674	0.05
Non-operating losses (gains)	47	0.00	(6,432)	(0.05)
U.S. HealthWorks acquisition costs	1,354	0.01	1,002	0.01
Adjusted net income attributable to common shares	$126,661	$0.98	$134,536	$1.03

(a)                                 Net income attributable to common shares and earnings per common share are calculated based on the diluted weighted average common shares outstanding, as presented in table III.

(b)                                 Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding.

XI.  Net Income to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2019

(In millions, unaudited)

The following is a reconciliation of full year 2019 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to table IX for the definition of Adjusted EBITDA and a discussion of Select Medical’s use of Adjusted EBITDA in evaluating financial performance. Each item presented in the below table is an estimation of full year 2019 expectations.

	Range
Non-GAAP Measure Reconciliation	Low	High
Net income attributable to Select Medical	$132	$153
Net income attributable to non-controlling interests	56	65
Net income	188	218
Income tax expense	64	74
Interest expense	200	200
Equity in earnings of unconsolidated subsidiaries	(25)	(25)
Income from operations	427	467
Stock compensation expense	27	27
Depreciation and amortization	206	206
Adjusted EBITDA	$660	$700